As filed with the Securities and Exchange Commission on August 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address, including zip code, of registrant’s principal executive offices)

The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan

(Full title of the plan)

Robert Q. Reilly

Executive Vice President and Chief Financial Officer

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Name and address for agent for service)

(412) 762-2000

(Telephone number, including area code, of agent for service of process)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Deferred Compensation Obligations (1)	$60,000,000	100%	$60,000,000	$7,728

(1)	The deferred compensation obligations are unsecured obligations of The PNC Financial Services Group, Inc. to pay deferred compensation in the future in accordance with the terms of The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional $60,000,000 of Deferred Compensation Obligations of the Registrant under The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan (the “DCIP”), which are securities of the same class and relate to the same employee benefit plan as those securities registered on the Registrant’s registration statement on Form S-8 previously filed with the Commission on November 10, 2011 (Registration No. 333-177896), which is hereby incorporated by reference.

PART II

Item 3.	Incorporation by Reference.

The following documents, each as filed by The PNC Financial Services Group, Inc. (“PNC” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), are incorporated herein by reference:

•	PNC’s annual report on Form 10-K for the year ended December 31, 2013;

•	PNC’s quarterly reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014; and

•	PNC’s current reports on Form 8-K filed with the Commission on: February 20, 2014; March 3, 2014 (with respect to Item 5.02(e) only); April 4, 2014; April 25, 2014; and April 28, 2014.

All documents filed by PNC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any report, document or portion thereof that is furnished to, but not filed with, the Commission is not incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The legal opinion regarding the validity of the securities to be issued is rendered by Christi Davis, Corporate Secretary and Senior Counsel of PNC. Ms. Davis beneficially owns or has the rights to acquire an aggregate of less than 1% of PNC’s common stock.

Item 8.	Exhibits.

The Exhibit Index of this Registration Statement, filed herewith, is incorporated herein by reference. The file number of all filings referenced in the Exhibit Index is 001-09718.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that Paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the DCIP’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PNC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on August 28, 2014.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* William S. Demchak	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director	August 28, 2014

* Robert Q. Reilly	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 28, 2014

/s/ Gregory H. Kozich Gregory H. Kozich	Senior Vice President and Controller (Principal Accounting Officer)	August 28, 2014

* Richard O. Berndt	Director	August 28, 2014

* Charles E. Bunch	Director	August 28, 2014

* Paul W. Chellgren	Director	August 28, 2014

* Andrew T. Feldstein	Director	August 28, 2014

* Kay Coles James	Director	August 28, 2014

* Richard B. Kelson	Director	August 28, 2014

* Anthony A. Massaro	Director	August 28, 2014

* Jane G. Pepper	Director	August 28, 2014

* Donald J. Shepard	Director	August 28, 2014

*	Director	August 28, 2014
Lorene K. Steffes

* Dennis F. Strigl	Director	August 28, 2014

* Thomas J. Usher	Director	August 28, 2014

* George H. Walls, Jr.	Director	August 28, 2014

* Helge H. Wehmeier	Director	August 28, 2014

*By:	/s/ Christi Davis
Christi Davis, Attorney-in-Fact, pursuant to Powers of Attorney filed herewith

INDEX TO EXHIBITS

Exhibit 4.1	The PNC Financial Services Group, Inc. Articles of Incorporation, as amended effective as of January 2, 2009	Incorporated herein by reference to Exhibit 3.1 of PNC’s annual report on Form 10-K for the year ended December 31, 2008

Exhibit 4.2	Statement with Respect to Shares for Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O dated July 21, 2011	Incorporated by reference to Exhibit 3.1 of PNC’s Current Report on Form 8-K filed July 27, 2011

Exhibit 4.3	Statement with Respect to Shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P dated April 19, 2012	Incorporated herein by reference to Exhibit 3.1 of PNC’s Current Report on Form 8-K filed April 24, 2012

Exhibit 4.4	Statement with Respect to Shares of 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q dated September 14, 2012	Incorporated herein by reference to Exhibit 3.1 of PNC’s Current Report on Form 8-K filed September 21, 2012

Exhibit 4.5	Statement with Respect to Shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series R dated May 2, 2013	Incorporated herein by reference to Exhibit 3.1 of PNC’s Current Report on Form 8-K filed May 7, 2013

Exhibit 4.3	By-Laws of The PNC Financial Services Group, Inc., as amended and restated effective as of August 15, 2013	Incorporated herein by reference to Exhibit 3.2 of PNC’s Current Report on Form 8-K filed August 15, 2013

Exhibit 4.4	The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan effective as of January 1, 2012	Incorporated herein by reference to Exhibit 4.4 of PNC’s Registration Statement on Form S-8 (No.333-177896) filed November 10, 2011

Exhibit 4.5	Amendment 2013-1 to The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan, effective as of January 1, 2012	Incorporated herein by reference to Exhibit 10.6.2 to PNC’s Annual Report on Form 10-K for the year ended December 31, 2013

Exhibit 5.1	Opinion of Christi Davis	Filed herewith

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, relating to The PNC Financial Services Group, Inc.	Filed herewith

Exhibit 23.2	Consent of Deloitte & Touche LLP, relating to BlackRock, Inc.	Filed herewith

Exhibit 23.3	Consent of Christi Davis	Included in the opinion filed as Exhibit 5.1 hereto

Exhibit 24.1	Powers of Attorney	Filed herewith